UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              March 1, 2007
                                                              -------------


                         MONEY CENTERS OF AMERICA, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                    000-49723               23-2929364
 -----------------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number)    (IRS Employer
    of incorporation)                                     Identification No.)

700 South Henderson Road, Suite 325, King of Prussia, PA           19406
 -----------------------------------------------------------------------------
         (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:           (610) 354-8888
                                                          -------------------

                                 Not Applicable
 -----------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01         Entry into a Material Definitive Agreement.

     Money Centers of America, Inc. (the "Company") and Jason P. Walsh entered into an amended and restated employment agreement, dated March 1, 2007 (the "Employment Agreement"), which amended and restated the employment agreement, dated June 14, 2005, by and between the Company and Mr. Walsh. Mr. Walsh shall serve as the Company's Chief Financial Officer and Chief Operating Officer.

     The term of the Employment Agreement was retroactive to December 31, 2006 and continues until the earlier of Mr. Walsh's death or termination by either the Company or Mr. Walsh. Mr. Walsh's annual salary shall be no less than $170,000. Upon termination of the Employment Agreement within six (6) months following a change in control of the Company (as defined in the Employment Agreement) either by the Company without cause or by Mr. Walsh, Mr. Walsh will receive severance pay equal to one year's salary.

     In addition, Mr. Walsh was granted options to purchase 500,000 shares of the Company's common stock with an exercise price of $.38 per share under the Company's Amended and Restated 2003 Stock Incentive Plan (the "Options"). The Options have a term of ten years and are exercisable as follows: (i) Two Hundred Fifty Thousand (250,000) options are exercisable on July 1, 2007; and (ii) Two Hundred Fifty Thousand (250,000) options are exercisable on December 31, 2007, in each case as long as Mr. Walsh is employed by the Company. The Options are immediately exercisable following a change in control of the Company. If Mr. Walsh's employment by the Company is terminated by the Company without good cause or Mr. Walsh elects early termination with good reason, all unvested Options automatically vest.

     Mr. Walsh has a twelve month non-competition and non-solicitation restriction following termination of his employment with the Company for any reason other than by him for good reason (as defined in the Employment Agreement).

     The above summary is qualified in its entirety by reference to the Employment Agreement and the Award Agreement for Non-Qualified Stock Option, dated March 1, 2007, by the Company to Mr. Walsh, copies of which are included as Exhibits 10.1 and 10.2, respectively, of this Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     Effective March 1, 2007, Jason P. Walsh was appointed as the Company's Chief Operating Officer. He will continue his position as the Chief Financial Officer as well. Mr. Walsh has been employed by the Company as its Chief Financial Officer since June 14, 2005. Prior to his employment with the Company, Mr. Walsh worked for eight years with Robert J. Kratz & Company, a certified public accounting firm located in Paoli, Pennsylvania.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            MONEY CENTERS OF AMERICA, INC.


Date:  March 7, 2007                        By: /s/ Jason P. Walsh
                                                --------------------------------
                                                    Jason P. Walsh
                                                    Chief Financial Officer and
                                                    Chief Operating Officer